Exhibit A-3

         Form of Certificate of Common Stock of SFI


Number                                           Shares


                     SYSTEM FUELS, INC.
    INCORPORATED UNDER THE LAWS OF THE STATE OF LOUISIANA

               COMMON STOCK, WITHOUT PAR VALUE


This Certifies That __________________________________________is the

owner of  __________________________________________________shares

Fully-Paid and non-assessable shares of the common stock, without par value of system fuels, inc. transferable or assignable on the books of the Corporation in person or by duly authorized attorney only upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued subject to all provisions of the Articles of Incorporation and By-Laws of the Corporation, as they hereafter may be amended, and the resolutions of the Board of Directors, now or hereafter adopted according to law.

witness the seal of this corporation and the signatures of its duly authorized officers this ________day of _______________, 19___.

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